As filed with the Securities and Exchange Commission on May 24, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

salesforce.com, inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3320693
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

The Landmark @ One Market, Suite 300

San Francisco, California 94105

(Address of principal executive offices) (Zip code)

2004 Equity Incentive Plan

2004 Employee Stock Purchase Plan

(Full title of the plan)

Burke F. Norton, Esq.

Executive Vice President and Chief Legal Officer

salesforce.com, inc.

The Landmark @ One Market, Suite 300

San Francisco, California 94105

(415) 901–7000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Aaron J. Alter, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2004 Equity Incentive Plan Common Stock Par Value $0.001 (2)	14,000,000	$44.54(4)	$623,560,000	$85,054
2004 Employee Stock Purchase Plan Common Stock Par Value $0.001 (3)	4,000,000	$37.85(5)	$151,400,000	$20,651
TOTAL	18,000,000		$774,960,000	$105,705

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2004 Equity Incentive Plan, as amended from time to time (the “2004 Plan”) and the 2004 Employee Stock Purchase Plan, as amended from time to time (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	The 2004 Plan provides for an annual increase in the number of shares reserved and available for issuance under the 2004 Plan as follows:

On February 1, 2009 and each February 1 thereafter, through and including February 1, 2013, by a number of shares equal to the smallest of (i) 3.5% of the number of shares of Common Stock issued and outstanding on the immediately preceding January 31, (ii) 14,000,000 shares or (iii) an amount determined by the Registrant’s Board of Directors (the “Board”).

The 14,000,000 shares registered hereunder were authorized as of February 1, 2013 pursuant to the annual increase provisions described above.

(3)	The ESPP provides for an annual increase in the number of shares reserved and available for issuance under the ESPP as follows:

On February 1, 2005 and each February 1 thereafter, through and including February 1, 2013, by a number of shares equal to the smallest (i) 1% of the number of shares of Common Stock issued and outstanding on the immediately preceding January 31, (b) 4,000,000 shares or (iii) an amount determined by the Board.

The 4,000,000 shares registered hereunder were authorized as of February 1, 2013 pursuant to the annual increase provisions described above.

(4)	The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of Registrant’s Common Stock as reported on the New York Stock Exchange on May 23, 2013.

(5)	The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the 85% of the average of the high and low prices of Registrant’s Common Stock as reported on the New York Stock Exchange on May 23, 2013. Pursuant to the ESPP, the purchase price of the shares of common stock will be 85% of the lower of the fair market value of the common stock on the first trading day of the offering period or on the last day of the offering period.

SALESFORCE.COM, INC.

REGISTRATION STATEMENT ON FORM S-8

INCORPORATION OF PREVIOUS REGISTRATION STATEMENT

This Registration Statement on Form S-8 is being filed by salesforce.com, inc. (the “Company” or the “Registrant”) to register:

•

14,000,000 additional shares of common stock of the Registrant, $0.001 par value (the “Common Stock”), which may be acquired upon the exercise of stock options and restricted stock units granted to certain employees, consultants and directors of the Company, under the Registrant’s 2004 Equity Incentive Plan, as amended from time to time (the “2004 Plan”); and

•

4,000,000 additional shares of Common Stock, which may be acquired upon the purchase of shares by the Company’s eligible employees under the Registrant’s 2004 Employee Stock Purchase Plan, as amended from time to time (the “ESPP”).

Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s Registration Statements on Form S-8, Registration Nos. 333-117860, 333-123656, 333-134467, 333-143161, 333-151180, 333-159554, 333-167190, 333-174209 and 333-181698 filed with the Securities and Exchange Commission (the “Commission”) on August 2, 2004, March 29, 2005, May 25, 2006, May 22, 2007, May 23, 2008, May 28, 2009, May 28, 2010, May 13, 2011 and May 25, 2012, respectively, are hereby incorporated in this Registration Statement by reference to the extent not replaced hereby. On April 18, 2013, the Registrant effectuated a 4:1 forward stock split, and all share numbers reflected in the Registration Statements incorporated by reference in this Registration Statement have been adjusted for this stock split.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are available upon written request to: Secretary, The Landmark @ One Market, Suite 300, San Francisco, California 94105, (415) 901-7000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Company hereby incorporates by reference in this registration statement the following documents:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013, filed with the Commission on March 8, 2013.

(b)	The Company’s Quarterly Report on Form 10-Q for the three months ended April 30, 2013 as filed with the Commission on May 24, 2013.

(c)	The Company’s Current Reports on Form 8-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on February 22, 2013, March 13, 2013, March 18, 2013, March 21, 2013 and March 29, 2013 except to the extent that information therein is furnished and not filed with the Commission.

(d)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed under the Exchange Act on June 21, 2004, including any amendment or report filed for the purpose of updating such description (No. 001-32224).

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to a corporation or its stockholders for monetary damages for breach or alleged breach of the director’s “duty of care.” While this statute does not change the directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director’s duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

Section 145 of the General Corporation Law of the State of Delaware allows for the indemnification of officers, directors, employees and agents of a corporation. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company’s Bylaws also empower the Company to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. The Company intends to enter into indemnification agreements with any new directors and executive officers in the future.

Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

The Exhibit Index is hereby incorporated by reference.

Item 9.	Undertakings

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 24, 2013.

salesforce.com, inc.

By:	/s/ Burke F. Norton
Burke F. Norton Executive Vice President and Chief Legal Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Marc Benioff, Graham Smith and Burke F. Norton, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MARC BENIOFF Marc Benioff	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	May 24, 2013

/S/ GRAHAM SMITH Graham Smith	Chief Financial Officer (Principal Financial Officer)	May 24, 2013

/S/ CRAIG CONWAY Craig Conway	Director	May 24, 2013

/S/ ALAN HASSENFELD Alan Hassenfeld	Director	May 24, 2013

/S/ CRAIG RAMSEY Craig Ramsey	Director	May 24, 2013

/S/ SANFORD R. ROBERTSON Sanford R. Robertson	Director	May 24, 2013

/S/ STRATTON SCLAVOS Stratton Sclavos	Director	May 24, 2013

/S/ LAWRENCE TOMLINSON Lawrence Tomlinson	Director	May 24, 2013

/S/ MAYNARD WEBB Maynard Webb	Director	May 24, 2013

/S/ SHIRLEY YOUNG Shirley Young	Director	May 24, 2013

EXHIBIT INDEX

4.1(1)	2004 Equity Incentive Plan, as amended, and forms of agreements thereunder.

4.2(2)	2004 Employee Stock Purchase Plan, as amended and forms of agreements thereunder.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (included in signature page to this registration statement).

(1)	Incorporated by reference from the Company’s Form 10-Q for the quarterly period ended July 31, 2008 as filed with the Securities and Exchange Commission on August 22, 2008.
(2)	Incorporated by reference from the Company’s Form 10-Q for the quarterly period ended October 31, 2011 as filed with the Securities and Exchange Commission on November 29, 2011.